EX-99.906CERT

certification

Sam Singh, President, and Dawn Borelli, Treasurer of the Boyar Value Fund, Inc. (the “Registrant”), each certify to the best of his or her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2015 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer/Treasurer
The Boyar Value Fund, Inc.	The Boyar Value Fund, Inc.

/s/ Sam Singh	/s/ Dawn Borelli
Sam Singh	Dawn Borelli

Date: 3/1/16	Date: 3/1/16

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Boyar Value Fund, Inc. and will be retained by the Boyar Vlaue Fund, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.